                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): NOVEMBER 3, 2000

                               THE AES CORPORATION
       ---------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



          DELAWARE                         333-15487              54-1163725
---------------------------------        -------------       -------------------
(State or Other Jurisdiction of           (Commission           (IRS Employer
         Incorporation)                   File Number)       Identification No.)


       1001 NORTH 19TH STREET, ARLINGTON, VIRGINIA                  22209
       ---------------------------------------------------------------------
         (Address of principal executive offices)                 (zip code)

       Registrant's telephone number, including area code: (703) 522-1315


                                 NOT APPLICABLE
       ---------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

                 On November 3, 3000, The AES Corporation ("AES"), a Delaware corporation, announced its offer to acquire all outstanding Gener S.A. ("Gener"), a Chilean corporation, American Depositary Shares ("ADSs") in exchange for AES common stock having a value of US$16 per ADS and that it had commenced in Chile an offer to acquire 3,466,600,000 Gener shares at the Chilean Peso equivalent of US$0.235294118 per share in cash. The shares to be acquired in the Chilean offer represent in the aggregate approximately 75% of the currently outstanding Gener shares, not including Gener shares represented by ADSs. The price per Gener share pursuant to the two offers is equivalent based upon the 68 Gener shares represented by each Gener ADS. Based on the reported number of Gener ADSs outstanding, the aggregate consideration to be paid pursuant to the U.S. and Chilean offers is worth approximately US$1.056 billion.

                  Compania de Petroleos de Chile S.A. ("Copec"), Gener's largest shareholder which owns approximately 19.7% of Gener's outstanding shares, has stated it is prepared to tender its Gener shares pursuant to AES's Chilean offer.

                  AES intends to solicit votes against approval of the TotalFinaElf proposal in the event Gener proceeds with its announced plans to hold a shareholders' meeting to approve that proposal.

                  Completion of each of AES's offers is conditioned on the adoption of amendments to Gener's Bylaws to permit the ownership of more than 20% of the outstanding Gener shares by any person or group which requires the approval of 75% of Gener's outstanding shares. Copec, which has previously considered calling a Gener shareholders' meeting for this purpose, has agreed to call a Gener shareholders' meeting and to vote in favor of the Bylaw amendment. The offers are also conditioned on, among other things, AES being satisfied that the TotalFinaElf proposal will not take place and that the shares purchased in the Chilean offer represent at least a majority of the outstanding Gener shares (including Gener shares represented by ADSs). In addition, the offers are conditioned on AES having obtained sufficient funds to purchase the shares tendered in the Chilean offer and to pay related fees and expenses of the Chilean and U.S. offers and the receipt of required regulatory approvals. A copy of the press release issued in connection therewith is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)      EXHIBITS.



NO.               DESCRIPTION
---               -----------
99.1              Press Release of The AES Corporation, dated November 3, 2000.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         The AES Corporation

                                         By:
                                              -------------------------
                                         Name:  William R. Luraschi
                                         Title: Vice President and Secretary


Dated: November 7, 2000

                                  EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION
-----------       -----------
99.1              Press Release of The AES Corporation, dated November 3, 2000.
